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                                                                    Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
SPEEDCOM Wireless Corporation

We consent to the reference of our firm under the caption "Experts" in Amendment No. 2 to the registration statement (Form S-3) and related Prospectus of SPEEDCOM Wireless Corporation for the registration of 18,013,762 shares of its common stock and to the incorporation by reference therein of our report dated April 13, 2001, with respect to the financial statements and schedule of SPEEDCOM Wireless Corporation included in its Annual Report on Form 10-KSB/A/2 for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP


Tampa, Florida
December 10, 2001